Exhibit 99.1

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Press Release

Nuance Announces Fourth Quarter
and Fiscal Year 2017 Results

Reports Strong Net New Bookings and Recurring Revenue for Fiscal Year 2017

BURLINGTON, Mass., November 28, 2017 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fiscal 2017 and fourth quarter, ended September 30, 2017. Nuance delivered a strong fourth quarter and ended fiscal 2017 with solid performance in net new bookings and recurring revenue driven by demand for its Dragon Medical cloud solution, Enterprise, specifically voice biometrics and omni-channel and digital offerings, and clinical documentation improvement solutions.

Fourth Quarter of Fiscal 2017 Performance
Nuance reported GAAP revenue of $465.9 million for the fourth quarter, compared to $506.2 million a year ago. Fourth quarter non‑GAAP revenue was $474.7 million, which includes revenue lost to accounting treatment in conjunction with acquisitions, compared to $512.4 million in the fourth quarter of fiscal 2016. In the fourth quarter, total recurring revenue represented 71% of total revenue on a GAAP and non-GAAP basis, up 100 basis points from a year ago. Nuance reported net new bookings for the fourth quarter of $424.4 million, down 18% from $516.9 million a year ago.

Nuance reported GAAP net loss of $(65.4) million for the fourth quarter, or $(0.23) per share, compared to GAAP net income of $18.5 million, or $0.06 per diluted share, in the fourth quarter of fiscal 2016. Non-GAAP net income was $60.2 million, or $0.20 per diluted share, down from non-GAAP net income of $90.7 million, or $0.31 per diluted share, in the fourth quarter of fiscal 2016. Nuance’s GAAP operating margin for the quarter was (3.8)%, down from 9.0% in the fourth quarter of fiscal 2016. Fourth quarter non‑GAAP operating margin was 20.7%, down from 29.9% in the fourth quarter of fiscal 2016. Cash flow from operations was $(3.5) million in the fourth quarter of fiscal 2017, down from $138.9 million in the fourth quarter of fiscal 2016.

The company estimates that the malware incident had an impact of approximately $(53.0) million on GAAP and non-GAAP revenues in the fourth quarter. The company estimates the effect of the incident on fiscal fourth quarter GAAP earnings per share was approximately $(0.19) and non-GAAP earnings per share was approximately $(0.11).

“Nuance delivered strong year-over-year net new bookings growth in FY17 of 10% and saw solid performance across revenue and earnings in the fourth quarter driven by momentum for our most advanced solutions,” said Dan Tempesta, Nuance’s CFO. “We expect our leadership in conversational AI to continue to attract customers to our growth business offerings in FY18 and beyond.”

Fiscal Year 2017 Performance
In fiscal 2017, Nuance reported GAAP revenue of $1,939.4 million, down from $1,948.9 million in fiscal 2016. Nuance reported non-GAAP revenue of $1,977.4 million, which includes revenue lost to accounting treatment in conjunction with acquisitions, down from non-GAAP revenue of $1,979.6 million in fiscal 2016. In fiscal 2017, GAAP and non-GAAP total recurring revenue represented 73% of total revenue, compared to 70% in fiscal 2016, on both a GAAP and non-GAAP basis. In fiscal 2017, Nuance reported net new bookings of $1,653.6 million, up 10% from $1,502.3 million in fiscal 2016.

In fiscal 2017, Nuance recognized GAAP net loss of $(151.0) million, or $(0.52) per share, compared to GAAP net loss of $(12.5) million, or $(0.04) per share, in fiscal 2016. In fiscal 2017, Nuance reported non-GAAP net income of

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

$309.0 million, or $1.05 per diluted share, compared to $343.4 million, or $1.15 per diluted share, in fiscal 2016. Nuance’s fiscal 2017 GAAP operating margin was 2.7%, down from 7.1% in fiscal 2016. Nuance’s fiscal 2017 non-GAAP operating margin was 26.4%, compared to 28.5% in fiscal 2016. Nuance reported cash flow from operations of $378.9 million in fiscal 2017, compared to $565.8 million in fiscal 2016. Nuance ended fiscal 2017 with total deferred revenue of $790.0 million, up 7% compared to $736.1 million a year ago. Nuance ended fiscal 2017 with $874.1 million in cash, cash equivalents and marketable securities.

The company estimates that in fiscal 2017 the malware incident had an impact of approximately $(68.0) million on GAAP and non-GAAP revenues. The company estimates the effect of the incident on fiscal 2017 GAAP earnings per share was approximately $(0.25) and non-GAAP earnings per share was approximately $(0.13).

The company’s estimate for revenue impacts was primarily based on production downtime of its HIM services as well as credits and concessions issued to HIM customers which are netted against revenue.  Nuance’s estimate for cost and margin impacts primarily included (i) additional cost of sales that would have been incurred related to production downtime of HIM services, (ii) the exclusion of actual expenses incurred for incident-related professional services, software and systems, as well as assets that were impaired or for which depreciation was accelerated, and (iii) additional costs related to employee bonus and stock compensation that would have been incurred, as the company’s performance would have been improved. Nuance’s estimate for earnings per share impacts includes the adjustments noted above as well as the corresponding tax effect of those adjustments.

Guidance and Business Outlook
For a full discussion on Nuance’s guidance and business outlook, please see pages 12-15 of the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/

Please refer to the “Discussion of Non-GAAP Financial Measures,” “GAAP to Non-GAAP Reconciliations,” and “Pro Forma Financial Measures” included elsewhere in this release, for more information regarding the company’s use of non-GAAP and pro forma measures.

Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include only brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 800-553-5275 or 612-332-0725 at least five minutes prior to the call and referencing code 430782. A replay will be available within 24 hours of the announcement by dialing 800-475-6701 or 320-365-3844 and using the access code 430782.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Definitions of Bookings and Net New Bookings
Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars, converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with litigation or governmental investigations that may result from the incident; inaccuracies in the assumptions underlying our estimates of lost revenue attributable to the malware incident; changes to economic conditions in the United States and internationally; fluctuating currency rates; our ability to control and successfully manage our expenses and cash position; our ability to execute our formal transformation program to reduce costs and optimize processes; the effects of competition, including pricing pressure; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2016 and in our most recent quarterly report on Form 10-Q. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2017 and 2016, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from TouchCommerce, Notable Solutions, mCarbon, and Quantim for the three and twelve months ended September 30, 2017 that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.
In recent years, we have completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we expect to incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii) Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
We provide supplemental non-GAAP financial measures, which exclude the amortization of acquired intangible assets. Amortization of acquired intangibles assets is inconsistent in amount and frequency and is significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.
We entered into IP collaboration agreements with a third party to gain access to the third party's extensive speech recognition and natural language and semantic processing technologies. The contracts had terms ranging between five and six years all ending during or before fiscal year 2016. Depending on the agreement, some or all intellectual property derived from these collaborations is jointly owned by the two parties. We had sole rights to commercialize a majority of the developed intellectual property for periods ranging between two to six years, depending on the agreement. These sole-commercialization rights expired in fiscal year 2016. We consider these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity occurring outside of our normal, organic, continuing operating activities. We are therefore presenting supplemental non-GAAP financial measures to show the results excluding these expenses. We do not exclude from our non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Costs associated with the research and development portion of the agreements have been excluded from research and development expense and costs for the marketing exclusivity period are excluded from sales and marketing expense.

Non-Cash Expenses.
We provide supplementary non-GAAP financial measures relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest expense. These items are further discussed as follows:

Stock-based compensation. Stock-based compensation consists primarily of expenses for employee restricted stock and restricted stock unit awards, including awards associated with acquisitions. We evaluate our financial performance both with and without these expenses because they are non-cash, are generally not controllable in the short-term and can vary significantly based on the Company’s stock price, timing, size and nature of awards granted, including the timing and amount of new grants associated with acquisitions. We do not include such expenses in our operating plans. We expect stock-based compensation to continue and may vary significantly in future periods.

Non-cash interest expense. We also exclude non-cash interest expense arising from the accretion of the equity component of our convertible debentures, amortization of deferred debt issuance costs, and accretion of debt discount and debt premium. We evaluate our financial performance both with and without these non-cash interest

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

expenses because the non-cash component often varies significantly from period-to-period based on the timing, term and amount of the debentures. These non-cash expenses will continue in future periods.

Other Expenses.
We provide supplementary non-GAAP financial measures that exclude certain other expenses that arise outside of the ordinary course of continuing operations in order to measure the operating performance of the business both with and without these expenses. By providing this information, we believe management, as well as other users of our financial statements, are better able to understand the financial performance of our continuing operations. Expenses excluded are items such as restructuring and other charges, net, loss on extinguishment of debt, and contributions to the Nuance Foundation which was established to provide grants to educational institutions and other non-profit organizations to advance charitable, scientific, literary or educational purposes. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, implementation of the new revenue recognition standard (ASC 606), expenses associated with the malware incident and remediation thereof, and gains or losses on non-controlling strategic equity interests, are also excluded.

Non-GAAP Income Tax Provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Contact Information

For Investors
Christine Marchuska
Nuance Communications, Inc.
Tel: 781-565-5000
Email: christine.marchuska@nuance.com

For Media
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Financial Tables Follow

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2017	2016	2017	2016

Revenues:
Professional services and hosting	$213,298	$245,667	$976,893	$955,329
Product and licensing	170,153	178,540	635,391	669,227
Maintenance and support	82,459	81,997	327,078	324,347
Total revenues	465,910	506,204	1,939,362	1,948,903

Cost of revenues:
Professional services and hosting	162,348	159,785	660,849	626,168
Product and licensing	19,199	21,359	74,004	86,379
Maintenance and support	13,846	13,581	54,094	54,077
Amortization of intangible assets	16,366	15,799	64,853	62,876
Total cost of revenues	211,759	210,524	853,800	829,500

Gross profit	254,151	295,680	1,085,562	1,119,403

Operating expenses:
Research and development	66,978	65,618	266,097	271,130
Sales and marketing	105,929	101,427	398,130	390,866
General and administrative	43,040	41,704	166,677	168,473
Amortization of intangible assets	28,964	27,792	113,895	108,021
Acquisition-related costs, net	5,689	8,740	27,740	17,166
Restructuring and other charges, net	21,405	4,967	61,054	25,224
Total operating expenses	272,005	250,248	1,033,593	980,880

(Loss) income from operations	(17,854)	45,432	51,969	138,523
Other expenses, net	(37,692)	(37,619)	(170,984)	(136,784)
(Loss) income before income taxes	(55,546)	7,813	(119,015)	1,739
Provision (benefit) for income taxes	9,878	(10,661)	31,981	14,197
Net (loss) income	$(65,424)	$18,474	$(150,996)	$(12,458)

Net (loss) income per share:
Basic	$(0.23)	$0.07	$(0.52)	$(0.04)
Diluted	$(0.23)	$0.06	$(0.52)	$(0.04)

Weighted average common shares outstanding:
Basic	288,718	283,139	289,348	292,129
Diluted	288,718	289,371	289,348	292,129

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	September 30, 2017	September 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$592,299	$481,620
Marketable securities	251,981	98,840
Accounts receivable, net	395,392	380,004
Prepaid expenses and other current assets	88,269	78,126
Total current assets	1,327,941	1,038,590

Marketable securities	29,844	27,632
Land, building and equipment, net	176,548	185,169
Goodwill	3,590,608	3,508,879
Intangible assets, net	664,474	762,220
Other assets	142,508	138,980
Total assets	$5,931,923	$5,661,470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$376,121	$—
Contingent and deferred acquisition payments	28,860	9,468
Accounts payable, accrued expenses and other current liabilities	340,505	332,258
Deferred revenue	366,042	349,173
Total current liabilities	1,111,528	690,899

Long-term debt	2,241,283	2,433,152
Deferred revenue, net of current portion	423,929	386,960
Other liabilities	223,801	219,129
Total liabilities	4,000,541	3,730,140

Stockholders' equity	1,931,382	1,931,330
Total liabilities and stockholders' equity	$5,931,923	$5,661,470

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net (loss) income	$(65,424)	$18,474	$(150,996)	$(12,458)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59,458	58,381	234,413	231,474
Stock-based compensation	32,463	40,871	154,272	163,828
Non-cash interest expense	16,383	13,061	59,295	47,105
Deferred tax provision	(1,907)	(18,494)	4,855	(12,014)
Loss on extinguishment of debt	—	—	18,565	4,851
Fixed asset impairment	—	—	16,351	2,480
Other	4,144	(586)	8,403	(3,055)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	(34,481)	2,076	(6,349)	25,450
Prepaid expenses and other assets	(130)	2,881	(14,661)	(9,645)
Accounts payable	(13,416)	13,165	(1,207)	38,206
Accrued expenses and other liabilities	13,080	9,276	9,040	27,826
Deferred revenue	(13,666)	(237)	46,886	61,747
Net cash (used in) provided by operating activities	(3,496)	138,868	378,867	565,795
Cash flows from investing activities:
Capital expenditures	(27,802)	(13,460)	(61,835)	(54,883)
Payments for business and asset acquisitions, net of cash acquired	(3,549)	(144,569)	(113,769)	(172,763)
Purchases of marketable securities and other investments	(140,408)	(81,389)	(332,470)	(117,640)
Proceeds from sales and maturities of marketable securities and other investments	67,420	16,031	173,864	82,285
Net cash used in investing activities	(104,339)	(223,387)	(334,210)	(263,001)
Cash flows from financing activities:
Payments of debt	—	—	(634,055)	(511,844)
Proceeds from issuance of long-term debt, net of issuance costs	(599)	(502)	837,482	959,358
Payments for repurchase of common stock	—	—	(99,077)	(699,472)
Proceeds from issuance of common stock from employee stock plans	8,701	8,389	17,383	16,850
Cash used to net share settle employee equity awards	(1,576)	(1,589)	(54,099)	(68,636)
Net payments on other long-term liabilities	(159)	(51)	(583)	(1,371)
Net cash provided by (used in) financing activities	6,367	6,247	67,051	(305,115)
Effects of exchange rate changes on cash and cash equivalents	173	837	(1,029)	4,492
Net (decrease) increase in cash and cash equivalents	(101,295)	(77,435)	110,679	2,171
Cash and cash equivalents at beginning of period	693,594	559,055	481,620	479,449
Cash and cash equivalents at end of period	$592,299	$481,620	$592,299	$481,620

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP revenues	$465,910	$506,204	$1,939,362	$1,948,903
Acquisition-related revenue adjustments: professional services and hosting	2,044	2,534	10,553	10,212
Acquisition-related revenue adjustments: product and licensing	6,494	3,710	26,462	20,095
Acquisition-related revenue adjustments: maintenance and support	204	—	1,014	383
Non-GAAP revenues	$474,652	$512,448	$1,977,391	$1,979,593

GAAP cost of revenues	$211,759	$210,524	$853,800	$829,500
Cost of revenues from amortization of intangible assets	(16,366)	(15,799)	(64,853)	(62,876)
Cost of revenues adjustments: professional services and hosting (1,2)	(4,087)	(7,429)	(28,962)	(30,129)
Cost of revenues adjustments: product and licensing (1,2)	(50)	(90)	(348)	(376)
Cost of revenues adjustments: maintenance and support (1)	(650)	(1,064)	(3,767)	(4,138)
Non-GAAP cost of revenues	$190,606	$186,142	$755,870	$731,981

GAAP gross profit	$254,151	$295,680	$1,085,562	$1,119,403
Gross profit adjustments	29,895	30,626	135,959	128,209
Non-GAAP gross profit	$284,046	$326,306	$1,221,521	$1,247,612

GAAP (loss) income from operations	$(17,854)	$45,432	$51,969	$138,523
Gross profit adjustments	29,895	30,626	135,959	128,209
Research and development (1)	6,564	8,615	33,061	35,671
Sales and marketing (1)	10,845	12,041	45,813	49,064
General and administrative (1)	10,269	11,633	42,321	43,525
Acquisition-related costs, net	5,689	8,740	27,740	17,166
Amortization of intangible assets	28,964	27,792	113,895	108,021
Restructuring and other charges, net	21,405	4,967	61,054	25,224
Costs associated with IP collaboration agreements	—	—	—	4,000
Other	2,285	3,156	10,265	15,145
Non-GAAP income from operations	$98,062	$153,002	$522,077	$564,548

GAAP (loss) income before income taxes	$(55,546)	$7,813	$(119,015)	$1,739
Gross profit adjustments	29,895	30,626	135,959	128,209
Research and development (1)	6,564	8,615	33,061	35,671
Sales and marketing (1)	10,845	12,041	45,813	49,064
General and administrative (1)	10,269	11,633	42,321	43,525
Acquisition-related costs, net	5,689	8,740	27,740	17,166
Amortization of intangible assets	28,964	27,792	113,895	108,021
Restructuring and other charges, net	21,405	4,967	61,054	25,224
Non-cash interest expense	16,383	13,061	59,295	47,105
Costs associated with IP collaboration agreements	—	—	—	4,000
Loss on extinguishment of debt	—	—	18,565	4,851
Other	2,285	3,156	10,265	16,119
Non-GAAP income before income taxes	$76,753	$128,444	$428,953	$480,694

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2017	2016	2017	2016

GAAP provision (benefit) for income taxes	$9,878	$(10,661)	$31,981	$14,197
Income tax effect of Non-GAAP adjustments	44,971	38,581	184,020	158,624
Removal of valuation allowance and other items	(39,058)	14,018	(95,515)	(30,517)
Removal of discrete items	748	(4,193)	(572)	(4,993)
Non-GAAP provision for income taxes	$16,539	$37,744	$119,914	$137,311

GAAP net (loss) income	$(65,424)	$18,474	$(150,996)	$(12,458)
Acquisition-related adjustment - revenues (2)	8,742	6,244	38,029	30,690
Acquisition-related adjustment - cost of revenues (2)	—	1	—	(925)
Acquisition-related costs, net	5,689	8,740	27,740	17,166
Cost of revenue from amortization of intangible assets	16,366	15,799	64,853	62,876
Amortization of intangible assets	28,964	27,792	113,895	108,021
Restructuring and other charges, net	21,405	4,967	61,054	25,224
Stock-based compensation (1)	32,465	40,871	154,272	163,828
Non-cash interest expense	16,383	13,061	59,295	47,105
Adjustment to income tax expense	(6,661)	(48,405)	(87,933)	(123,114)
Costs associated with IP collaboration agreements	—	—	—	4,000
Loss on extinguishment of debt	—	—	18,565	4,851
Other	2,286	3,156	10,265	16,119
Non-GAAP net income	$60,215	$90,700	$309,039	$343,383

Non-GAAP diluted net income per share	$0.20	$0.31	$1.05	$1.15

Diluted weighted average common shares outstanding	295,004	289,371	295,129	298,292

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2017	2016	2017	2016

(1) Stock-based compensation
Cost of professional services and hosting	$4,087	$7,428	$28,962	$31,054
Cost of product and licensing	50	90	348	376
Cost of maintenance and support	650	1,064	3,767	4,138
Research and development	6,564	8,615	33,061	35,671
Sales and marketing	10,845	12,041	45,813	49,064
General and administrative	10,269	11,633	42,321	43,525
Total	$32,465	$40,871	$154,272	$163,828

(2) Acquisition-related revenue and cost of revenue
Revenues	$8,742	$6,244	$38,029	$30,690
Cost of professional services and hosting	—	1	—	(925)
Total	$8,742	$6,245	$38,029	$29,765

© 2017 Nuance Communications, Inc. All rights reserved.

2017 fourth quarter and fiscal year results	November 28, 2017
Press release

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017
GAAP Revenues	$177.4	$184.6	$181.1	$187.0	$730.2	$193.3	$202.2	$189.4	$149.0	$733.8
Adjustment	2.3	2.5	2.0	2.3	9.1	2.3	2.7	3.1	2.0	10.1
Non-GAAP Revenues	$179.7	$187.1	$183.2	$189.3	$739.2	$195.6	$204.8	$192.5	$150.9	$743.9

Maintenance and Support Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017
GAAP Revenues	$79.9	$79.9	$82.5	$82.0	$324.3	$82.5	$81.6	$80.5	$82.5	$327.1
Adjustment	0.2	0.1	0.0	0.0	0.4	0.2	0.4	0.2	0.2	1.0
Non-GAAP Revenues	$80.2	$80.0	$82.5	$82.0	$324.7	$82.7	$82.0	$80.7	$82.7	$328.1

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017
GAAP Revenues	$115.2	$88.0	$80.9	$99.5	$383.6	$78.7	$76.5	$73.5	$77.3	$306.0
Adjustment	2.0	2.2	1.4	1.0	6.6	0.7	0.5	0.9	0.4	2.4
Non-GAAP Revenues	$117.2	$90.2	$82.3	$100.5	$390.2	$79.3	$77.0	$74.4	$77.7	$308.4

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017
GAAP Revenues	$63.9	$70.6	$72.1	$79.1	$285.6	$73.1	$82.8	$80.8	$92.8	$329.4
Adjustment	4.0	3.5	3.3	2.7	13.5	5.1	7.8	5.0	6.1	24.1
Non-GAAP Revenues	$67.9	$74.1	$75.3	$81.7	$299.1	$78.2	$90.6	$85.8	$98.9	$353.5

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017
GAAP Revenues	$49.7	$55.6	$61.2	$58.7	$225.2	$60.1	$56.5	$62.1	$64.3	$243.1
Adjustment	0.3	0.4	0.3	0.2	1.1	0.2	0.1	0.1	0.1	0.5
Non-GAAP Revenues	$50.0	$55.9	$61.5	$58.9	$226.3	$60.3	$56.7	$62.2	$64.4	$243.6

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	2016	2016	2016	2016	2016	2017	2017	2017	2017	2017
GAAP Revenues	$326.1	$339.6	$339.7	$352.1	$1,357.4	$353.0	$370.2	$354.5	$328.6	$1,406.4
Adjustment	6.4	6.2	5.3	5.0	22.9	7.5	11.4	8.7	8.2	35.9
Non-GAAP Revenues	$332.5	$345.8	$345.0	$357.1	$1,380.3	$360.5	$381.7	$363.2	$336.8	$1,442.3

Schedules may not add due to rounding.

© 2017 Nuance Communications, Inc. All rights reserved.